SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 29, 2002

PATINA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14344	75-2629477
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1625 Broadway
Denver, Colorado		80202
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code (303) 389-3600

ITEM 4.    CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT.

On July 29, 2002, Patina Oil & Gas Corporation, a Delaware corporation, (the “Company) announced the appointment of new independent auditors for 2002. Over the past forty-five days, the Audit Committee of the Board of Directors formally requested proposals from three of the largest four accounting firms to audit the Company’s financial statements. As part of the process, the Audit Committee and Management indicated to each of the proposing firms that the Company had decided to have the newly selected auditors fully re-audit financial statements covering the prior three years. The Audit Committee reviewed the proposals in detail and interviewed each of the firms. On July 16, 2002, the Audit Committee recommended the engagement of Deloitte & Touche LLP as the Company’s independent auditors to replace Arthur Andersen LLP, subject to normal client acceptance procedures of Deloitte & Touche. The Company’s Board of Directors approved the Audit Committee’s recommendation. Arthur Andersen’s engagement as the Company’s auditors ended simultaneously.

Arthur Andersen’s audit reports on the Company’s financial statements as of or for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2000 and 2001 and the subsequent interim period through July 29, 2002:

(i)
there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports:

(ii)	none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred; and
(iii)	the Company did not consult with Deloitte & Touche LLP regarding any of the matters or events described in item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing statements and requested that Arthur Andersen furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. The Company was unable to obtain that letter. The Company was informed by Arthur Andersen that the SEC had been notified that Arthur Andersen would no longer be providing such requested letters from former clients. The letter from the Company is attached hereto as Exhibit 16.1.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit Number	Description
16.1	Letter from Patina Oil & Gas Corporation to Arthur Andersen LLP regarding request for letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATINA OIL & GAS CORPORATION

By:	/s/ DAVID J. KORNDER
David J. Kornder Chief Financial Officer

Date: July 29, 2002

EXHIBIT INDEX

Exhibit Number	Item
16.1	Letter from Patina Oil & Gas Corporation to Arthur Andersen LLP regarding request for letter